Exhibit 99.2

March 9, 2011

AsiaInfo-Linkage, Inc.

4th Floor, Zhongdian Information Tower

6 Zhongguancun South Street

Haidian District

Beijing 100086

China

RESIGNATION AS CHIEF OPERATING OFFICER

Dear Sirs:

I, HUANG Xiwei, hereby tender my resignation as the Chief Operating Officer of AsiaInfo-Linkage, Inc. (the “Company”) with effect from March 31, 2011. My resignation is not related to any disagreement or dispute with the Company.

Yours faithfully,

/s/ HUANG Xiwei
HUANG Xiwei